UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 15, 2010

MMRGLOBAL, INC.
 (Exact Name of Registrant as Specified in Charter)

DELAWARE	000-51134	33-0892797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

468 NORTH CAMDEN DRIVE, 2nd FLOOR BEVERLY HILLS, CA		90210
(Address of Principal Executive Offices)		(Zip Code)

(310) 476-7002
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Investment Agreement Addendum

On June 18, 2010, MMRGlobal, Inc. (the "Company") f/k/a MMR Information Systems, Inc. and Dutchess Opportunity Fund II, LP f/k/a Dutchess Equity Fund, LP (the "Investor) entered into an Addendum (the "Addendum") to the Investment Agreement (the "Investment Agreement") and the Registration Rights Agreement (the "Registration Rights Agreement" previously entered into by the Company and Investor on September 15, 2009. The Addendum, among other things, (i) provides that the Investor shall commit to purchase up to $10,000,000 of the Company's common stock, (ii) amends the definition of purchase price to ninety-four percent (94%) of the average of two lowest daily volume weighted average price during the pricing period, and (iii) removes any reference to the previous "Minimum Acceptable Price" or "Best Bid".

Pursuant to the Investment Agreement, as amended by the Addendum, the Company may draw on an equity line facility (the "Equity Line") from time to time, as and when it determines appropriate in accordance with the terms and conditions of the Investment Agreement. A maximum of 100 million shares may be issued under the Equity Line, at per share prices set at ninety-four percent (94%) of the average of two lowest daily volume weighted average price ("VWAP") of the Company's common stock during the five consecutive trading day period beginning on the trading day immediately following the date of delivery of the applicable put notice (such five-day period, the "Pricing Period").

The maximum amount that the Company is entitled to put in any one notice ("Put") remains the greater of (i) 200% of the average daily volume (U.S. market only) of the common stock for the three (3) trading days prior to the date of delivery of the applicable put notice, multiplied by the average of the closing prices for such trading days or (ii) $150,000. There are put restrictions applied on days between the put notice date and the closing date with respect to that particular Put. During such time, the Company shall not be entitled to deliver another put notice.

The Investor will not be obligated to purchase shares if the Investor's total number of shares beneficially held would exceed 4.99% of the number of shares of the Company's common stock as determined in accordance with Rule 13d-1 of the Securities Exchange Act of 1934, as amended. In addition, the Company is not permitted to draw on the facility unless there is an effective registration statement (as further explained below) to cover the resale of the shares.

The Investment Agreement further provides that each of the Investor and the Company is entitled to customary indemnification from the other for any losses or liabilities it suffers as a result of any breach by the other under any provisions of the Investment Agreement or Registration Rights Agreement, or as a result of any lawsuit brought by a third-party arising out of or resulting from the other party's execution, delivery, performance or enforcement of the Investment Agreement or the Registration Rights Agreement.

The Investment Agreement also contains representations and warranties of each of the Company and the Investor. The assertions embodied in those representations and warranties were made for purposes of the Investment Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Investment Agreement. In addition, certain representations and warranties, which were made as of a specific date, may be subject to a contractual standard of materiality different from what a stockholder or investor might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Investors should read the Investment Agreement together with the other information concerning the Company that the Company publicly files in reports and statements with the Securities and Exchange Commission (the "SEC").

Pursuant to the terms of the Registration Rights Agreement, as amended by the Addendum, the Company is obligated to file one or more registration statements with the SEC to register the resale by the Investor of shares of common stock issued or issuable under the Investment Agreement and is further obligated to use all commercially reasonable efforts to have the initial registration statement declared effective by the SEC within 180 days after the effective date of the Addendum.

In connection with the original preparation of the Investment Agreement and the Registration Rights Agreement, but not the Addendum, the Company paid Dutchess a document preparation fee in the amount of $5,000, and issued Dutchess 230,800 shares of common stock, which equaled $30,000 worth of common stock based on the closing sales price of the Company's common stock on August 13, 2009, the execution date of the non-binding term sheet with Dutchess.

The foregoing description of each of the Investment Agreement and the Registration Rights Agreement is qualified in its entirety by reference to the full texts of the Investment Agreement and the Registration Rights Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to the Current Report on Form 8-K filed on September 15, 2009, and incorporated herein by reference.

The foregoing description of the Addendum does not purport to be complete and is qualified in its entirety by reference to the full text of the Addendum, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference.

Richard Teich Employment Agreement

On June 15, 2010, the Company appointed Richard Teich, 56, as the Company's Executive Vice-President. Mr. Teich has been employed by MyMedicalRecords.com (now MMRGlobal) since the Company's inception in 2005. His responsibilities with the Company have included management of product development and website technical development for the Company's suite of products. He also has been involved in key account sales as well creating marketing programs to support MMRGlobal's products and services. Teich has extensive experience working with technology companies, gained while working for advertising agencies in Los Angeles and New York. Pursuant to such appointment, the Company and its subsidiary and Mr. Teich entered into an employment agreement (the "Teich Employment Agreement"). The term of the Teich Employment Agreement expires on June 15, 2012, but may be extended automatically for successive additional one-year periods at the expiration of the then-current term unless written notice of non-extension is provided to Mr. Teich with at least 60 days prior notice to the expiration of each term. Mr. Teich will be paid a monthly base salary of $15,000 and an initial signing bonus of $3,000. The Teich Employment Agreement also provides certain severance benefits in the event that the Teich Employment Agreement is terminated without cause. In such event, Mr. Teich's monthly salary shall continue to be paid for two (2) months, if such termination occurs within the first year of employment; for three (3) months, if such termination occurs between the first year and the last day of the second year of employment; and for six (6) months, if such termination occurs after the last day of the second year of employment.

In connection with Mr. Teich's appointment as Executive Vice President, the Board of Directors granted Mr. Teich an option to purchase up to 1,000,000 shares of the Company's common stock (the "Teich Option") under the Company's 2001 Equity Incentive Plan. The Teich Option vests quarterly in equal installment over a one year period, and has a per share exercise price of $0.18 per share, which equals the closing price per share of the Company's common stock on the date of the grant. The Teich Option has a life of ten (10) years.

The preceding discussion of the material terms of the Teich Employment Agreement is qualified in its entirety by reference to the entire text of the Teich Employment Agreement, filed as Exhibit 10.2 with this Current Report on Form 8-K, and incorporated herein by this reference.

Rafael Salazar Employment Agreement

Also on June 15, 2010, the Company appointed Rafael ("Ralph") Salazar, age 64, as its Vice President, Communications and Carrier Relations. Over the last five years, Mr. Salazar has worked as a District Manager, Carrier Relations and Services Technology for AT&T as well as a being a Telecommunications Consultant to several companies including Landmark Real Estate, Coldwell Banker, and Rancho Real Estate Group among others. Mr. Salazar has been in the telecommunications, operations, administration, international telephony and management business since 1966. In addition to his above described work, prior to joining MMR, Mr. Salazar held technology and management leadership positions with Pac Bell, NBC, RCA, three Olympic Committees, European Broadcasting Union International for World Cup Soccer events, SmarTalk Teleservices and AT&T, where he dealt with carriers in Europe, Asia and the Americas. Salazar's involvement with the Olympics, SmarTalk and AT&T has provided him ample experience in working in procurement and operations with international carriers. Mr. Salazar concentrated his education curriculum in the fields of electronic engineering, radio and television broadcasting, computer technology, wireless communications, finance and business administration. Mr. Salazar has taught multiple customer service seminars and technology training courses. Pursuant to such appointment, the Company and its subsidiary and Mr. Salazar entered into an employment agreement (the "Salazar Employment Agreement"). The term of the Salazar Employment Agreement expires on June 15, 2012, but may be extended automatically for successive additional one-year periods at the expiration of the then-current term unless written notice of non-extension is provided to Mr. Salazar with at least 60 days prior notice to the expiration of each term. Mr. Salazar will be paid an annual base salary of $80,000, with annual base salary increases of not less than five percent (5%). The Salazar Employment Agreement also provides certain severance benefits in the event that the Salazar Employment Agreement is terminated by the Company without cause. In such event, Mr. Salazar's monthly salary shall continue to be paid for two (2) months, if such termination occurs after the first two years of employment, and for three (3) months, if such termination occurs after two years of employment.

The preceding discussion of the material terms of the Salazar Employment Agreement is qualified in its entirety by reference to the entire text of the Salazar Employment Agreement, filed as Exhibit 10.3 with this Current Report on Form 8-K and incorporated herein by this reference.

Ingrid Safranek Employment Agreement Amendment

On June 15, 2010, the Board approved an amendment to the employment agreement by and between the Company, its subsidiary and Ingrid Safranek, the Company's and its subsidiary's Vice President and Chief Financial Officer (the "Safranek Amendment"). Pursuant to the terms of the Safranek Amendment, Ms. Safranek's base salary was increased to $120,000 per year and shall be entitled to annual base salary increase of not less than five percent (5%). In addition, Ms. Safranek also received certain benefits, including health insurance coverage and reimbursement, four (4) weeks vacation per year, and other benefits and perquisites generally available to the executive officers of the Company and its subsidiary.

Also on June 15, 2010, the Board granted Ms. Safranek an option to purchase up to 1,000,000 shares of the Company's common stock (the "Safranek Option") pursuant to the 2001 Equity Incentive Plan. The Safranek Option vests quarterly in equal installment over a one year period, and has a per share exercise price of $0.18 per share, which equals the closing price per share of the Company's common stock on the date of the grant. The Safranek Option has a life of ten (10) years.

The preceding discussion of the material terms of the Safranek Amendment is qualified in its entirety by reference to the entire text of the Safranek Amendment, filed as Exhibit 10.4 with this Current Report on Form 8-K and incorporated herein by this reference.

Item 4.02   Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) In August 29, 2009, the Company filed a 10-Q/A and an explanatory news release, but did not file a Current Report on Form 8-K at the same time. Accordingly, this Current Report on Form 8-K relates solely to that first quarter 2009 filing. It does not amend any filing and does not restate any filing. The Financial statements currently on file on Form 10Q/A for the first quarter ended March 31, 2009 are still reliable. The purposes of this filing is because the Company has been informed by the Securities and Exchange Commission (the "Commission") that it should have also filed an 8-K on August 29, 2009, and the Company is making this filing solely to fulfill the Commission's request

Background.

On August 27, 2009, management and the Audit Committee of the Board of Directors (the "Audit Committee") of MMRGlobal, Inc. (the "Company") determined that the financial statements as of and for the three months ended March 31, 2009 previously filed by the Company with the Securities and Exchange Commission (the "Commission") on its Quarterly Report on Form 10-Q contained an error in the Company's previously issued financial statements. On the same date as its discovery of the error, the Audit Committee decided to file, and actually did file, an amended Quarterly Report on Form 10-Q/A reflecting a correction of that error. No new or additional non-reliance or restatement in previously issued financials is being reported herein.

The circumstances surrounding the error initially arose upon the merger between the Company and Favrille, Inc. on January 27, 2009. The Audit Committee determined that at the time of the Company's merger with and into Favrille, Inc. (the "Merger"), and as a result of the Merger, the Company had inadvertently exceeded the number of shares it was authorized to issue. On August 27, 2009, the date of the filing of the Company's Form 10-Q/A, the Audit Committee determined that such error should result in a restatement of the Company's financials for the quarter ended March 31, 2009.

Although the Audit Committee determined to restate its financials, the Audit Committee did not at any time believe that it was required to do so. The Audit Committee discussed with the Company's independent auditors the circumstances surrounding the error disclosed herein and determined that there were several options available to the Company other than restatement to remedy the error. One option available to the Company would have been for the Company to engage the services of additional accounting consultants with the particular experience to deal with such issues as involved in the merger. Another option available to the Company would have been for the Company to solicit the advice of the Commission in soliciting a comment. The Company's independent auditors did not require the Company to restate its financial statements given the existence of these alternatives. However, the Audit Committee determined at that time that restating the Company's financial statements, although not mandatory, would be the easiest solution for stockholders, investors and the public to understand. Other solutions may have required a longer time to implement resulting in more confusion and compounding the error in subsequent quarterly reports. Given the Company's impending deadline for the filing of the Company's Quarterly Report on Form 10-Q for the Quarter Ended June 30, 2009, the Company wanted to have consistent financial statements without confusing explanations. Thus, immediately restating the financial statements for the prior quarter made more sense from an implementation perspective and the desire to not have to revist the issue in subsequent quarters.

Item 5.02   Appointment of Certain Officers.

The information required under Item 5.02 is incorporated by reference from the information provided in Item 1.01 in this Current Report on Form 8-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 15, 2010, the stockholders of the Company approved an amendment to the Company's Amended and Restated Certificate of Incorporation (the "Charter Amendment") to change the Company's name from MMR Information Systems, Inc. to MMRGlobal, Inc. The Company submitted the Charter Amendment to the Delaware Secretary of State's office on June 16, 2010, and the Charter Amendment became effective on the same day.

The Company's common stock will continue to trade on the OTCBB. The Company has requested a new trading symbol for its common stock, but such symbol has not been approved as of the date of this Current Report. Until the Company receives such new trading symbol, if any, the Company common stock will continue to trade under the symbol "MMRF." In connection with the Company's name change, the Company has requested that its common stock be assigned a new CUSIP number.

A copy of the Charter Amendment (as filed with the Delaware Secretary of State) is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07   Submission of Matters to a Vote of Security Holders.

On June 15, 2010, the Company held its 2010 annual meeting of stockholders (the "Annual Meeting"). The Company solicited proxies for the Annual Meeting pursuant to Regulation 14A under the Securities Exchange Act of 1934. As of the April 19, 2010 record date for the annual meeting, there were 204,260,891 shares of the Company's common stock eligible to vote. At the Annual Meeting of stockholders, the holders of 112,061,982 shares of the Company's common stock were represented in person or by proxy, which constituted a quorum.

Proposal 1: The Company's Class I nominees for election to the Board of Directors as listed in the Company's proxy statement were each elected to a three-year term, with the results of the voting as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Douglas H. Helm	85,563,502	385,592	26,112,888
Jack Zwissig	85,556,702	392,392	26,112,888

Proposal 2: The Company also requested shareholder ratification of the selection of Rose Snyder & Jacobs ("RSJ") as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010. As indicated below, the proposal to ratify the appointment of RSJ was approved:

Description	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ratification of the appointment of RSJ	111,988,745	26,839	46,398	0

Proposal 3: Approval of amendment to the Company's 2001 Equity Incentive Plan (the "Plan") to increase the authorized shares by 15,000,000 shares and to fix the number of authorized shares at 27,000,000 shares:

Description	Votes For	Votes Against	Abstentions	Broker Non-Votes
Approval of Amendment to Company's 2001 Equity Incentive Plan	85,237,253	545,211	166,630	26,112,888

Proposal 4: The Company also requested shareholder approval to amend Article I of the Company's Amended and Restated Certificate of Incorporation to change its name from MMR Information Systems, Inc. to MMRGlobal, Inc.

Description	Votes For	Votes Against	Abstentions	Broker Non-Votes
Approval of Amendment to Article I of the Company's Amended and Restated Certificate of Incorporation to change the Company name to MMRGlobal, Inc.	111,986,572	47,111	28,299	0

As indicated in the above tables, the proposals to elect two (2) director nominees, ratify the appointment of RSJ, approve the amendment to the Plan and approve the amendment to Article I of the Company's Amended and Restated Certificate of Incorporation were approved.

Item 7.01   Regulation FD Disclosure.

On June 15, 2010, Mr. Lorsch, the Company's Chairman, President, and Chief Executive Officer, answered questions provided by stockholders attending the Annual Meeting. A copy of the press release disclosing the questions and answers is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Amendment to the Amended and Restated Certificate of Incorporation.

10.1

Addendum, dated June 17, 2010, to the Investment Agreement and the Registration Agreement, both dated September 15, 2009, by and between MMR Information Systems, Inc. and Dutchess Opportunity Fund II, LP f/k/a Dutchess Equity Fund, LP.

10.2	Employment Agreement, dated June 15, 2010, by and between the Company and Richard Teich.

10.3	Employment Agreement, dated June 15, 2010, by and between the Company and Rafael Salazar.

10.4	Memorandum of Understanding, dated as of June 15, 2010, by and between the Company and Ingrid Safranek.

99.1	Press release issued on June 16, 2010.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMRGLOBAL, INC.
June 18, 2010	By: /s/ Robert H. Lorsch Robert H. Lorsch Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amendment to the Amended and Restated Certificate of Incorporation. Also provided in PDF format as a courtesy.

10.1

Addendum, dated June 17, 2010, to the Investment Agreement and the Registration Agreement, both dated September 15, 2009, by and between MMR Information Systems, Inc. and Dutchess Opportunity Fund II, LP f/k/a Dutchess Equity Fund, LP.      Also provided in PDF format as a courtesy.

10.2	Employment Agreement, dated June 15, 2010, by and between the Company and Richard Teich. Also provided in PDF format as a courtesy.

10.3	Employment Agreement, dated June 15, 2010, by and between the Company and Rafael Salazar. Also provided in PDF format as a courtesy.

10.4	Memorandum of Understanding, dated as of June 15, 2010, by and between the Company and Ingrid Safranek. Also provided in PDF format as a courtesy.

99.1	Press release issued on June 16, 2010. Also provided in PDF format as a courtesy.